                                                                    Exhibit 99.1
Exhibit 99.1

Form 4 Continuous Sheet - Joint Filer Information

This Statement on Form 4 is filed by Temasek Holdings(Private) Limited,
Temasek Capital (Private) Limited and Seletar Investments Pte Ltd.
The principal business address of each of the Reporting Persons is 60B
Orchard Road, #06-18 Tower 2, The Atrium@Orchard, Singapore 238891.

Name of the Designated Filer:               Temasek Holdings (Private) Limited
Date of Event Requiring Statement:          August 11, 2009
Issuer Name and Ticker or Trading Symbol:   Avago Technologies Limited (AVGO)

Dated as of August 13, 2009

                                            TEMASEK HOLDINGS (PRIVATE) LIMITED

                                            By: /s/ Lena Chia
                                                --------------------------------
                                            Name:  Lena Chia
                                            Title: Managing Director, Legal &
                                            Regulations

                                            TEMASEK CAPITAL (PRIVATE) LIMITED

                                            By: /s/ Lena Chia
                                                --------------------------------
                                            Name:  Lena Chia
                                            Title: Director

                                            SELETAR INVESTMENTS PTE LTD.

                                            By: /s/ Ang Peng Huat
                                                --------------------------------
                                            Name:  Ang Peng Huat
                                            Title: Authorized Signatory